UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2024

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 - 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

(250) 765-6424

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Warrant Exercise Agreement

On April 30, 2024, Lexaria Bioscience Corp. (the “Company”) entered into a warrant exercise agreement (the “Warrant Exercise Agreement”) with an existing accredited investor (the “Investor”) to exercise in full an outstanding Common Stock Purchase Warrant (the “Exercise”) to purchase up to an aggregate of 2,917,032 shares of the Company’s common stock (the “Existing Warrant”). In consideration for the immediate and full exercise of the Existing Warrant for cash, the Investor received a new unregistered Common Stock Purchase Warrant to purchase up to an aggregate of 2,917,032 shares of the Company’s common stock (the “New Warrant”) in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The New Warrant was issued to the Investor for consideration of $0.125 per share for aggregate gross proceeds of $364,629.

The New Warrant will become exercisable commencing at any time on or after April 30, 2024 (the “Exercise Date”), with an expiration date of February 16, 2029, with an exercise price per share equal to $4.75. The Company agreed to file a resale registration statement on Form S-1 or Form S-3, if eligible, within 60 days with respect to the New Warrant and the shares of common stock issuable upon exercise of the New Warrant. The New Warrant includes beneficial ownership restrictions that prevent the Investor from owning more than 9.99% of the Company’s outstanding common stock at any time.

The gross proceeds to the Company from the Exercise are expected to be approximately $4.7 million, prior to deducting estimated offering expenses.

The foregoing descriptions of the Warrant Exercise Agreement and the New Warrant are not complete and are qualified in their entirety by reference to the full text of the form of Warrant Exercise Agreement and the form of the New Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

In connection with this transaction, the Company is required to compensate H.C. Wainwright & Co., LLC, pursuant to a tail provision contained in an engagement letter entered into on February 14, 2024, in an amount equal to 6.0% of the gross proceeds received from the Existing Warrant exercises and issuance of the New Warrant and the issuance of 102,097 warrants of the Company at an exercise price of $5.9375.

Item 3.02	Unregistered Sale of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference. The New Warrant described in Item 1.01 above was offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the shares of common stock issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. The securities were offered only to accredited investors.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management, including, without limitation, the intended use of proceeds upon consummation of the Offering. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including, among other things, the Company’s ability to maintain its listing of Common Stock on the Nasdaq Capital Market, and those risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC, which may cause the Company’s actual results, performance and achievements to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Warrant
10.1	Warrant Exercise Agreement, dated as of April 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Name: Chris Bunka
Title: CEO, Principal Executive Officer

Date: April 30, 2024

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